                                                                   EXHIBIT 10.14




                 JOHN DEERE SUPPLEMENTAL PENSION BENEFIT PLAN


                          AS AMENDED 1 NOVEMBER 1987



                             AND FURTHER AMENDED:

                               24 FEBRUARY 1988
                               28 FEBRUARY 1990
                               27 FEBRUARY 1991
                                  29 MAY 1991
                                26 AUGUST 1992
                               09 DECEMBER 1992
                   AMENDED MAY 1993 - EFFECTIVE 1 JULY 1993
                AMENDED 8 DECEMBER 1993 - EFFECTIVE 1 JULY 1993
                            AMENDED 7 DECEMBER 1994
                  AMENDED MAY 1995 - EFFECTIVE 1 JANUARY 1995
              AMENDED 13 DECEMBER 1995 - EFFECTIVE 1 JANUARY 1995
              AMENDED 4 DECEMBER 1996 - EFFECTIVE 1 JANUARY 1997
              AMENDED 07 JANUARY 1998 - EFFECTIVE 01 JANUARY 1998
                  AMENDED 26 MAY 1999 - EFFECTIVE 26 MAY 1999
                 AMENDED 19 JULY 1999 - EFFECTIVE 1 JULY 1999
                AMENDED 6 AUGUST 1999 - EFFECTIVE 1 AUGUST 1999
           AMENDED -  02 NOVEMBER 1999 - EFFECTIVE  01 NOVEMBER 1999
 AMENDED  31 July 2000 -EFFECTIVE   1 Jan 2000 (Item(1&2)-1 Apr 2000 (Item (3)
                     (See Resolution for Item explanation)

                 JOHN DEERE SUPPLEMENTAL PENSION BENEFIT PLAN

                               TABLE OF CONTENTS
                               -----------------

Section                                                                    Page
-------                                                                    ----
I.    PURPOSE AND ESTABLISHMENT

      1.1      Establishment and Amendment of the Plan                      1
      1.2      Purpose                                                      1
      1.3      Cost of Benefits                                             1
      1.4      Application of Plan                                          1
      1.5      Administration and Termination                               1
      1.6      Nonencumbrance of Benefits                                   3
      1.7      Employment Rights                                            3
      1.8      Severability                                                 3
      1.9      Applicable Law                                               3

II.   DEFINITIONS

      2.1      Definitions                                                  4
      2.2      Gender and Number                                            7

III.  SUPPLEMENTAL PENSION BENEFIT

      3.1      Eligibility                                                  8
      3.2      Amount                                                       8
      3.3      Limitations                                                  9
      3.4      Reduction for Early Retirement under Contemporary Option     9
      3.5      Commencement and Duration                                    9
      3.6      Death Prior to Receipt of Lump Sum                          10
      3.7      Qualified Domestic Relations Order                          11

IV.   DISABILITY BENEFIT

      4.1      Eligibility                                                 12
      4.2      Amount                                                      12
      4.3      Commencement and Duration                                   12

V.    CHANGE IN CONTROL OF COMPANY

      5.1      Eligibility                                                 13
      5.2      Change in Control of the Company                            13
      5.3      Cause                                                       14
      5.4      Good Reason                                                 14
      5.5      Amount                                                      15
      5.6      Commencement and Duration                                   15
      5.7      Deere & Company Severance Protection                        15

Section                                                                    Page
-------                                                                    ----
VI.   SURVIVOR BENEFITS

      6.1      Death of an active Participant or a Participant
               on Permanent & Total Disability                             16
      6.2      Death of a Retired Participant                              16
      6.3      Commencement and Duration                                   17
      6.4      Survivor Benefit Election After Retirement                  17

VII.  FINANCING OF BENEFITS

      7.1      Contractual Obligation                                      19
      7.2      Unsecured General Creditor                                  19
      7.3      Funding                                                     19
      7.4      Vesting                                                     19
      7.5      Administration                                              19
      7.6      Expenses                                                    19
      7.7      Indemnification and Exculpation                             20
      7.8      Effect on Other Benefit Plans                               20
      7.9      Tax Liability                                               20

EXHIBIT I                                                                  21

                 JOHN DEERE SUPPLEMENTAL PENSION BENEFIT PLAN
                 --------------------------------------------

                     Section 1.  Purpose and Establishment
                     -------------------------------------

1.1  Establishment and Amendment of the Plan.  Deere & Company (the "Company")
     ---------------------------------------
     established and presently maintains the John Deere Supplemental Pension Benefit Plan (the "Plan"), an unfunded supplemental retirement plan for the benefit of its eligible employees, on 1 November 1978. Said plan is hereby further amended and restated as set forth herein effective as of 1 January 1997.

1.2  Purpose.  The purpose of this Plan is to promote the mutual interests of
     -------
     Deere & Company and its Officers and Executives.

1.3  Cost of Benefits.  Cost of providing benefits under the Plan will be borne
     ----------------
     by the Company.

1.4  Application of Plan.  The provisions of this Plan as set forth herein are
     -------------------
     applicable only to the employees of the Company in current employment on or after 1 November 1987, except as specifically provided herein. Except as so provided, any person who was covered under the Plan as in effect on 31 October 1987 and who was entitled to benefits under the provisions of the Plan shall continue to be entitled to the same amount of benefits without change under this Plan. Any person covered under the Plan as in effect 1 November 1987 who is age 55 or above on 1 November 1987 shall be entitled to the larger of the benefit amount in Section 3.2 below or the benefit provided under the John Deere Supplemental Pension Benefit Plan effective prior to 1 November 1987.

1.5  Administration and Termination.  The Plan is administered by and shall be
     ------------------------------
     interpreted by the Company. The Board of Directors of the Company or the Pension Plan Oversight Committee of the Board may at any time amend or modify this Plan in their sole discretion. In addition, the Deere & Company Compensation Committee shall have the authority to approve all amendments or modifications that:

          a. in the Compensation Committee's judgment are procedural, technical or administrative, but do not result in changes in the control and management of the Plan assets; or

          b. in the Compensation Committee's judgment are necessary or advisable to comply with any changes in the laws or regulations applicable to the Plan; or

          c. in the Compensation Committee's judgment are necessary or advisable to implement provisions conforming to a collective bargaining agreement which has been approved by the Board of Directors; or

          d. in the Compensation Committee's judgment will not result in changes to benefit levels exceeding $5 million dollars per amendment or modification during the first full fiscal year that such changes are effective for the Plan; or

          e. are the subject of a specific delegation of authority from the Board of Directors.

     Provided, however, that this Plan shall not be amended or modified so as to reduce or diminish the benefit then currently being paid to any employee or surviving spouse of any former employee without such person's consent. The power to terminate this Plan shall be reserved to the Board of Directors of Deere & Company. The procedure for amendment or modification of the Plan by either the Board of Directors, or, to the extent so authorized, the Pension Plan Oversight Committee, as the case may be, shall consist of:
     the lawful adoption of a written amendment or modification to the Plan by majority vote at a validly held meeting or by unanimous written consent, followed by the filing of such duly adopted amendment or modification by the Secretary with the official records of the Company.

1.6  Nonencumbrance of Benefits.  Except as provided in Article VIII, Section 8
     --------------------------
     of the John Deere Pension Plan for Salaried Employees, no employee, retired employee, or other beneficiary hereunder shall have any right to assign, alienate, pledge, hypothecate, anticipate, or in any way create a lien upon any part of this Plan, nor shall the interest of any beneficiary or any distributions due or accruing to such beneficiary be liable in any way for the debts, defaults, or obligations of such beneficiary, whether such obligations arise out of contract or tort, or out of duty to pay alimony or to support dependents, or otherwise.

1.7  Employment Rights.  Establishment of this Plan shall not be construed to
     -----------------
     give any Participant the right to be retained by the Company or to any benefits not specifically provided by the Plan.

1.8  Severability.  In the event any provision of the Plan shall be held invalid
     ------------
     or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the invalid or illegal provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of invalidity or illegality by amendment as provided in the Plan.

1.9  Applicable Law.  This Plan is fully exempt from Titles II, III, and IV of
     --------------
     ERISA. The Plan shall be governed and construed in accordance with Title I of ERISA and the laws of the State of Illinois.

                            Section 2.  Definitions
                            -----------------------

2.1  Definitions.  Whenever used in this Plan, it is intended that the following
     -----------
     terms have the meanings set forth below:

     (a)  "Average Pensionable Pay" of the Traditional Pension Option means the
           -----------------------
          average for each  year of the following:

          (1)    all straight-time salary payments, plus the larger of (i) or
          (ii) through 31 December 2000 and as of 1 January 2001 plus the larger of (i) or (iii) below:

(i)  the amounts paid under the John Deere Profit Sharing Plan and the John
                 Deere Short-Term Incentive Plan prior to 1991 plus the sum of the bonuses paid under the John Deere Performance Bonus Plan for Salaried Employees, the John Deere Health Care, Inc. Annual Performance Award Plan or the John Deere Credit Company Profit Sharing Plan.

          (ii) the amount paid prior to 1989 under the John Deere Long-Term Incentive Plan, the John Deere Restricted Stock Plan through 1998, or after 1998 the Pro-rated Yearly Vesting Amount under the John Deere Equity Incentive Plan.

          (iii) the target amount under the John Deere Performance Bonus Plan for Salaried Employees, the John Deere Health, Inc. Annual Performance Award Plan or the John Deere Credit Company Profit Sharing Plan.

     (2)  The annual average of such amounts shall be based on the five (5)
              --------------
          highest years, not necessarily consecutive, during the ten (10) years immediately preceding the earliest of the Participant's retirement, total and permanent disability, or death. The greater of any such short or long-term awards as defined in 2.1(a)(1)(i) or (ii) above paid or vested during the twelve months immediately following the Participant's retirement, shall be substituted for the lowest such annual short or long-term bonus award used to calculate Average Pensionable Pay, if the result would be a higher pension benefit. All amounts used in calculating the Average Pensionable Pay will be determined before the effect of any salary or bonus deferral or reduction resulting from an election by the Employee under any Company sponsored plan or program, but excluding any matching and/or growth factor, Company contribution, and/or flexible credits provided by the Company under any such plan or program.

     (b)    "Average Monthly Pensionable Pay" means the Average Pensionable Pay
             -------------------------------
            divided by twelve (12).

     (c)    "Board" means the Board of Directors of the Company.
             -----
     (d.1)  Career Average Pay of the Contemporary Pension Option means the
            ------------------
            following for those Officers listed in Exhibit 1:

            (1) The highest five calendar years of the last ten not necessarily consecutive as of 31 December 1996 plus the greater of short-term bonus or long-term incentive pay received in each of those years as defined in section 2.1(a)(1)(i) or (ii) above.

                 plus

            (2) Base pay and short-term bonuses as defined in Section 2.1(a)(1)(i) above paid beginning 1 January 1997 and thereafter (excluding any long-term incentives as defined in section 2.1(a)(1)(ii) above).


     The amounts of all salary, short-term bonus, or other pay received as described in (1) and (2) above will be divided by the number of pay periods in which base pay was received to determine the Career Average Pay.

     (d.2)  "Career Average Pay" of the Contemporary Pension Option means the
             ------------------
            following for newly eligible Participants effective the latter of 1 January 1997 or entering Base Salary Grade 13 or above:

            (1) The highest five consecutive of the last ten anniversary years or the last 60 months of straight time pay if higher as of 31 December 1996 for Participants with five or more years of continuous employment.

                 plus

            (2) Restorable short-term performance bonuses earned and paid during the years 1992-1996 credited at the rate of 1/120th for each pay period of continuous employment beginning 1 January 1997. Short-term performance bonuses are defined in 2.1(a)(1)(i) of this Plan.

                 plus

            (3) All straight time pay plus short-term performance bonuses paid on or after 1 January 1997 (excluding any long-term incentives such as stock options).

     The amounts of salary and bonus derived from (d.2)(1) plus (2) plus (3) above are divided by the number of pay periods in which base pay was received to determine the career average pay. This amount multiplied times 2 transforms career average pay to a monthly equivalent.

     (e)    "Company" means Deere & Company, a Delaware corporation.
             -------

     (f)  "Contemporary Pension Option" means the benefit provided to Officers
           ---------------------------
          Listed in Exhibit 1 who elect the Contemporary Pension Option on or before 15 November 1996, and all other Executives who become Participants on or after 1 January 1997.

     (g)  "Disability" shall have the same meaning as under the Qualified
           ----------
          Retirement Plan or John Deere Long Term Disability Plan for Salaried Employees

     (h)  "Executive" means an employee base salary grade 13 or above who on 1
           ---------
          January 1997 is a non-officer, or an employee who attains base salary grade 13 or above after 1 January 1997.

     (i)  "Officer" means employees listed in Exhibit I and by way of their
           -------
          election under the John Deere Pension Plan for Salaried Employees may choose between this Traditional or Contemporary Supplemental Plan option.

     (j)  "Non-officer" means any employee of the Company who is not an elected
           -----------
          officer and does not hold one of the elected positions listed in (i) above.

     (k)  "Participant"  means an Officer as defined in (i) above who has served
           -----------
          in such capacity for 36 months or Salary Grade 13 and above Executives who are eligible for participation under the Contemporary Supplemental Plan option on the latter of 1 January 1997 or attainment of base Salary Grade 13.

     (l)  "Plan Year" means the 12-month period beginning each November 1.
           ---------

     (m)  "Pro-rated Yearly Vesting Amount under the John Deere Equity Incentive
           ---------------------------------------------------------------------
          Plan" means for the purposes of calculating a long term incentive
          ----
          amount under Section 2.1 (a) (1) (ii) of this Plan is one-quarter of each bi-annual EIP Grant allocated to each year following the Grant date multiplied times the Grant Price. In the event an EIP Grant vests and bonus shares are payable during the 12 months immediately following a Participant's retirement, the actual value of the Grant will be redetermined and allocated equally in one-quarter increments to each of the years following the Grant date which were used to calculate Average Pensionable Pay, if the result would be a higher pension benefit.

     (n)  "Qualified Retirement Plan" means the John Deere Pension Plan for
           -------------------------
          Salaried Employees which is a qualified plan under Section 401(a) of the Internal Revenue Code. Provisions under this Plan shall in no way alter provisions under the Qualified Retirement Plan.

     (o)  "Retirement Benefit" shall be a single-life annuity or lump sum amount
           ------------------
          as provided under Section 3 subject to provisions of Section 5.

     (p)  "Section 162(m) Participant" means a participant who is the CEO or the
           --------------------------
          four highest paid Executives, as reported in the proxy, who is employed on the last day of the fiscal year.

     q)   "Service" shall have the same meaning in this Plan as "service credit"
           -------
          in the Qualified Retirement Plan. Service credit for benefit purposes in this plan for those Executives not listed in Exhibit I will begin on the latter of 1 January 1997 or attainment of base salary grade 13 or above whichever is later.

     (r)  "Surviving Spouse" shall mean the legally married spouse of a deceased
           ----------------
          participant.

     (s)  "Traditional Pension Option" means the benefit under this Plan for
           --------------------------
          Officers who (1) are listed in Exhibit 1, and (2) are or become Participants, and (3) who elect the Traditional Pension Option on or before 15 November 1996.

2.2  Gender and Number.  Except when otherwise indicated by the context, any
     -----------------
     masculine term used herein shall also include the feminine, and the singular shall also include the plural.

                   Section 3.  Supplemental Pension Benefit
                   ----------------------------------------

3.1  Eligibility.  A Participant shall be eligible for benefits under the
     -----------
     provisions of this Plan who has attained age 60 under the Traditional Pension Option or age 55 under the Contemporary Pension Option or at any age if eligible to retire on 1 January 1997 and retires under the provisions of the Qualified Retirement Plan.

3.2  Amount.  Upon termination and election to retire pursuant to 3.1 above, the
     ------
     Participant shall be entitled to a monthly Retirement Benefit as follows:

     (1)  Traditional Pension Option equals (a) plus (b) below:

          (a) 2% of average monthly pensionable pay for each year of service as an Officer.

          (b) 1 1/2% of average monthly pensionable pay for each year of service as a non-Officer.

          or

     (2)  Contemporary Pension Option equals (a) plus (b) below:

          (a) 2% of career average pay for each year of service as an Officer or Participant.

          (b) 1 1/2% of career average pay for each year of service as a non-Officer prior to the latter of 1 January 1997 or attainment of base salary grade 13 or above, whichever is later.

     This amount shall be subject to any reductions for

     (1)  Early retirement under the Contemporary Pension Option as provided in
          Section 3.4 of this plan.

     (2) Any formula used to calculate the reduction in the retiree's monthly benefit under the Qualified Retirement Plan.

     (3)  Survivor benefits described in Section 6.

     (4) Provisions shown in Section 3.3 which follows and shall be further reduced by the sum of

          (i)  the benefit earned under the Qualified Retirement Plan and

          (ii) the benefit provided under the John Deere Supplementary Pension Plan.

3.3  Limitations.
     -----------

     (a) The total monthly Retirement Benefit paid under the Traditional Pension Option of this Plan, the Qualified Retirement Plan and the John Deere Supplementary Pension Plan may not exceed 66-2/3% of the Average Monthly Pensionable Pay. If such number is exceeded the amount payable under this Plan shall be reduced.

     (b) That part of the retired employee's monthly benefit which is based on service credit prior to 1 July 1993 (1 January 1994 for employees of John Deere Credit Company, John Deere Health Care, Inc. and John Deere Insurance Group) shall be reduced by 1/2% for each full year in excess of 10 years that the spouse is younger than the employee.

3.4  Reduction for Early Retirement under Contemporary Pension Option.  The
     ----------------------------------------------------------------
     amount determined in 3.2 above shall be reduced 1/3% per month from the unreduced full benefit age provided in the Contemporary Pension Option of the Qualified Retirement Plan as of the date benefits commence.

3.5  Commencement and Duration.  Payment of monthly retirement benefits provided
     -------------------------
     under this Plan shall commence on the first day of any calendar month following the date of retirement as elected under the Qualified Retirement Plan. Benefit payments will be made on the first day of each calendar month thereafter. The last payment will be made the first day of the calendar month in which the Participant dies, subject to the provisions of
     Section 5.

     Alternatively, the Participant may elect to receive a lump sum payment for all or a portion (in 10% increments from 10% to 90%) of the Retirement Benefits payable under this Plan including the 55% joint and survivor annuity equal to 11% of the supplemental benefit payable, adjusted for service accrued through 30 June 1993, or 31 December 1993 in the case of employees of John Deere Credit Company, John Deere Health Care, Inc., or John Deere Insurance Group. Written notice of the Participant's election to receive a lump sum payment shall be irrevocable, and must be received by the Company within the twelve (12) months prior to payment, but in no event subsequent to the Participant's date of retirement. The lump sum payment shall be made to Participant twelve (12) months after receipt of notice by the Company but in no event prior to the Participant's retirement.

     Notwithstanding the above, a Section 162(m) Participant whose retirement date coincides with the Company's fiscal year-end date will not be paid the previously elected lump-sum payment until he is no longer a Section 162(m) Participant.

     Effective for Plan Years beginning 1 November 1999 and thereafter, the lump sum will be calculated using an interest rate assumption equal to the average yield in September of the preceding Plan Year on 30-year Treasury Constant Maturities (as published in October by the Internal Revenue Service) and the mortality table shall be based upon a fixed blend of 50% male mortality rates and 50% female mortality rates from the GAM, as set forth in Revenue Ruling 95-6, in effect at the beginning of the plan year in which payment is made. The age used in the calculation will be the age of the Participant or, in the case of Participant's death, the surviving spouse's age on the date payment is made.

Monthly retirement benefits will be redetermined as soon as practicable and increased benefits paid retroactive to the Participant's date of retirement for:

     (a) any eligible long or short-term bonus paid after retirement replacing an earlier bonus award used to calculate average pensionable pay under the Traditional Pension Option
     or

     (b) any eligible short-term bonus paid after retirement added to career average earnings used to calculate pension benefits under the Contemporary Pension Option.

3.6  Death Prior to Receipt of Lump Sum.  If an active Participant or a
     ----------------------------------
     Participant on Permanent and Total Disability dies after receipt of notice by the Company pursuant to Section 3.5 of Participant's irrevocable election to receive a lump sum payment, but before the expiration of twelve
     (12) months after receipt by the Company of such election, a Surviving Spouse of the Participant who is eligible for a survivor benefit under
     Section 6 will receive a lump sum survivor's benefit under Section 6.1 of this Plan. The 55% surviving spouse lump sum benefit will be payable no earlier than twelve (12) months following receipt of notice by the Company of the deceased Participant's irrevocable election but not before the first day of the month following eligibility for a surviving spouse benefit under the Qualified Retirement Plan.

     If a retired Participant or a Participant on Permanent and Total Disability subsequently retires under Normal Retirement and dies after receipt of notice by the Company pursuant to Section 3.5 of Participant's irrevocable election to receive a lump sum payment, but before the expiration of twelve
     (12) months after receipt by the Company of such election, a Surviving Spouse of the Participant who is eligible for a survivor benefit under
     Section 6 will receive the Participant's full lump sum benefit under
     Section 3.5 of this Plan in lieu of Surviving Spouse benefits under Section
     6. In the event the retired Participant is unmarried at the date of death or the Surviving Spouse of the deceased Participant is not eligible for survivor benefits under Section 6, the Participant's full lump sum benefit will be paid to the deceased Participant's estate. The lump sum benefit will be payable no earlier than twelve (12) months following receipt of notice by the Company of the deceased Participant's irrevocable election.

3.7  Qualified Domestic Relations Order

     Distribution is prohibited under the Plan prior to the Participant's retirement and, in the event of a Qualified Domestic Relations Order, the Alternate Payee must take distribution as a single lump sum payment within 180 days following the Participant's retirement under the Plan.

                        Section 4.  Disability Benefit
                        ------------------------------

4.1  Eligibility. An employee who qualifies for a total and permanent disability
     -----------
     benefit in accordance with the provisions of the Qualified Retirement Plan or John Deere Long Term Disability Plan for Salaried Employees shall be entitled to a benefit under this Plan upon retirement under a normal retirement under the Qualified Retirement Plan.

4.2  Amount. The amount shall be determined in accordance with 3.2 except that
     ------
     service as an Officer shall be determined for the period of time prior to total and permanent disability as defined in the Qualified Retirement Plan or John Deere Long Term Disability Plan for Salaried Employees.

4.3  Commencement and Duration. In the event of Disability, the payment method
     -------------------------
     shall be the same as that elected pursuant to Section 3.5 of this Plan. In the event of Disability, payments of Retirement Benefits provided under this section shall be made or commence on the same date as Retirement Benefits commence under the normal Retirement Provisions under the Qualified Retirement Plan.

                   Section 5.  Change in Control of Company
                   ----------------------------------------

5.1  Eligibility. If a Change in Control of the Company (as defined in 5.2
     -----------
     below) shall have occurred, and a participant who has not attained age 60 ceases to be an employee of the Company, such participant shall be eligible for benefits under the provisions of this plan notwithstanding his age at the time of such cessation of employment, unless such cessation of employment is (i) by the Company for "Cause" (as defined in 5.3 below), or
     (ii) by the participant for other than Good Reason (as defined in 5.4 below). If the participant's cessation of employment is by reason of Death or Permanent Disability, the participant's rights under this Plan shall be governed by Section 4 and 6 of this Plan, despite the occurrence of a change in control.

5.2. Change in Control of the Company. A change in control of the Company shall
     --------------------------------
     mean a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as now or hereafter amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

     (i)    any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
            Act) is or becomes the "beneficial owner" (as defined in Rule 13(d-
            3) under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

     (ii) during any period of two (2) consecutive years (not including any period prior to December 9, 1987) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

     (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

5.3  Cause. Termination of employment by the Company for "Cause" shall mean
     -----
     termination pursuant to notice of termination setting out the reason for termination upon (i) the willful and continued failure by the participant to substantially perform his duties with the Company after a specific, written demand is developed; (ii) the willful engaging by the participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (iii) the participant's conviction of a felony which impairs the participant's ability substantially to perform his duties with the Company.

     An act, or failure to act, shall be deemed "willful" if it is done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

5.4  Good Reason. "Good Reason" shall mean the occurrence, without the
     -----------
     participant's express written consent, within 24 months following a Change in Control of the Company, of any one or more of the following:


     (i) the assignment to the participant of duties materially inconsistent with the participant's duties, responsibilities and status prior to the Change in Control or a material reduction or alteration in the scope of the participant's responsibilities from those in effect prior to the Change in Control;

     (ii) a reduction by the Company in the participant's base salary or profit sharing award as in effect prior to the Change in Control;

     (iii) the Company requiring the participant to be based at a location in excess of twenty-five (25) miles from the location where the participant is currently based;

     (iv) the failure by the Company or any successor to the Company to continue in effect any other Pension Plans, or its Profit Sharing Plan for Salaried Employees, Short-Term Incentive Bonus Plan, Deferred Compensation Plan, Long-Term Incentive Plan, the John Deere Stock Option Plan or any other of the Company's employee benefit plans, policies, practices or arrangements applying to the participant or the failure by the Company to continue the participant's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of his or her participation relative to other participants, as existed prior to the Change in Control;

     If Good Reason exists, the participant's right to terminate his or her employment pursuant to this Subsection shall not be affected by temporary or subsequent incapacity due to physical or mental illness. Continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Retirement at less than "normal retirement age" as defined in the John Deere Pension Plan for Salaried Employees constitutes a "termination" for purposes of this Subsection.

5.5  Amount. The amount of the benefit payable under this section shall be
     ------
     determined in accordance with Section 3.2.

5.6  Commencement and Duration. Retirement Benefits provided under this section
     -------------------------
     shall be made in a lump sum on the first day of the calendar month following the date the Participant ceases employment with the Company, except as noted in Section 3.5. Calculation of the lump sum payment shall be made in accordance with the terms set forth in Section 3.5

5.7  Deere & Company Severance Protection Agreement
     ----------------------------------------------

     The change in control of Company provisions shown above do not apply in the
     ---------------------------------------------------------------------------
     event a Participant has received and executed a personal Severance
     ------------------------------------------------------------------
     Protection Agreement issued by Deere & Company.  In order for the Severance
     ---------------------------------------------------------------------------
     Protection Agreement to apply in lieu of the provisions shown in Section 5
     --------------------------------------------------------------------------
     above the Agreement must be effective as shown in Article I. Establishment,
     ---------------------------------------------------------------------------
     Term and Purpose of the Deere & Company Severance Protection Agreement.
     -----------------------------------------------------------------------

                         Section 6.  Survivor Benefits
                         -----------------------------

6.1 In the event of the death of an active Participant or a Participant on Permanent and Total Disability, notwithstanding Section 3.1 of this Plan, the surviving spouse shall be eligible for a monthly survivor benefit provided the Participant:

          (a) was married and eligible to retire on the date of death under early or normal retirement provisions of the Qualified Retirement Plan or

          (b) had been married for at least one year prior to death and was on Total and Permanent Disability as provided in the Qualified Retirement Plan or

          (c) was married for at least one year prior to death and Participant had elected the Contemporary Pension Option and was vested under the Qualified Retirement Plan or

          (d) was married for at least one year prior to death and the Participant elected the Traditional Pension Option and had three years or more of service as an Officer. The benefit will be reduced 1/3% of 1% for each month the Officer would have been under age 60 at the date this surviving spouse benefit commences.

     The surviving spouse benefit under this Plan for a Participant who died prior to retirement as specified in 6.1 will be in the same proportion of the Participant's benefit under Section 3 of this Plan as the surviving spouse benefit under the Qualified Retirement Plan bears to the Participant's benefit under Article IV, Section 1 of the Qualified Retirement Plan. The surviving spouse benefit will be payable as a monthly annuity or as a lump sum as of the first of the month following eligibility for a surviving spouse benefit under the Qualified Retirement Plan.

6.2  Death of a Retired Participant. The surviving spouse shall be eligible for
     ------------------------------
     a monthly survivor benefit provided:

     (a) the Participant is eligible for a retirement benefit under this Plan and

     (b)  the Participant had not received the lump sum payment provided under
          Section 3.5 of this Plan and

     (c)  the surviving spouse and Participant were either:

          (1) continuously married before the Participant's early or normal retirement or

          (2)  the Participant had elected a surviving spouse benefit under section 6.4 below.

     The survivor benefit option elected by the retired Participant under
     Article IV, Section 1 of the Qualified Retirement Plan shall apply to the survivor benefit payable under this Plan. Any formula used to calculate the reduction in the retiree's monthly benefit under the Qualified Retirement Plan shall also apply under this Plan.

6.3  Commencement and Duration. Payment of monthly death benefits provided under
     -------------------------
     this section shall commence on the same date that surviving spouse benefits commence under the Qualified Retirement Plan. The last payment will be made on the first day of the month of the Surviving Spouse's death.

6.4  Survivor Benefit Election After Retirement. A Participant who retired and
     ------------------------------------------
     is receiving benefits under this Plan, for whom no survivor benefit is in effect, may elect a survivor benefit by filing a written application with the Company provided:

     (1) The Participant was not married at retirement and has subsequently married, or

     (2) The Participant has had a Survivor Benefit provision in effect and has remarried, and

     (3)  The Participant had not received a lump sum payment provided in
          Section 3.5 of this Plan.

     The Survivor Benefit under this paragraph and any applicable reduction to the retired Participant's benefit shall be effective with respect to benefits falling due for months commencing with the first day of the month following the month in which the Company receives an application, but in no event before the first day of the month following the month in which the retired Participant has been married to the designated spouse for one year.

     On or after 1 July 1999, if the Company is notified of a designated spouse following the first day of the month in which the retired employee has been married to the designated spouse for one year, retroactive reductions and benefit adjustments will be made to the retired Participant's pension benefit or the survivor's benefit, in the event of a retired Participant's death for such late notice. These retroactive reductions will become payable for the period of time based on the date the survivor benefit would have become effective (the first day of the month following the month in which the retired Participant had been married to the designated spouse for one year).

     Any surviving spouse benefit election by the retired Participant under
     Article IV, Section 1 of the Qualified Retirement Plan shall apply to the survivor benefit payable under this Plan. Any formula used to calculate the reduction in the retired Participant's monthly benefit under the Qualified Retirement Plan and Sections 3.2, 3.3, and 3.4 of this Plan will also apply.

                       Section 7.  Financing of Benefits
                       ---------------------------------

7.1  Contractual Obligation. It is intended that the Company is under a
     ----------------------
     contractual obligation to make the payments under this Plan when due. No benefits under this Plan shall be financed through a trust fund or insurance contracts or otherwise. Benefits shall be paid out of the general funds of the Company.

7.2  Unsecured General Creditor. Neither the Participant nor the Surviving
     --------------------------
     Spouse shall have any interest whatsoever in any specific asset of the Company on account of any benefits provided under this Plan. The Participant's (or Surviving Spouse's) right to receive benefit payments under this Plan shall be no greater than the right of any unsecured general creditor of the Company.

7.3  Funding. All amounts paid under this Plan shall be paid in cash from the
     -------
     general assets of the Company. Such amounts shall be reflected on the accounting records of the Company, but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No Participant shall have any right, title or interest whatever in or to any investment reserves, accounts or funds that the Company may purchase, establish or accumulate to aid in providing the benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and a Participant or any other person. Neither shall an employee acquire any interest greater than that of an unsecured creditor.

7.4  Vesting. Benefits under this Plan shall become nonforfeitable at the
     -------
     earlier of disability, or retirement under the Traditional Pension Option of the Qualified Retirement Plan after reaching age 60 or after five years of service credit and termination of employment or retirement under the Qualified Retirement Plan Contemporary Pension Option. Notwithstanding the preceding sentence, a Participant or his beneficiary shall have no right to benefits hereunder if the Company determines that he engaged in a willful, deliberate or gross act of commission or omission which is substantially injurious to the finances or reputation of the Company.

7.5  Administration. This Plan shall be administered by the Company which shall
     --------------
     have, to the extent appropriate, the same powers, rights, duties and obligations with respect to this Plan as it does with respect to the Qualified Retirement Plan; provided, however, that the determination of the Company as to any questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

7.6  Expenses. The expenses of administering the Plan shall be borne by the
     --------
     Company.

7.7  Indemnification and Exculpation. The agents, officers, directors, and
     -------------------------------
employees of the Company and its affiliates shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expenses that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence of willful misconduct.

7.8  Effect on Other Benefit Plans. Amounts credited or paid under this Plan
     -----------------------------
     shall not be considered to be compensation for the purposes of a qualified pension plan or any other benefit plan maintained by the Company. The treatment of such amounts under other employee benefit plans shall be pursuant to the provisions of such plans.

7.9  Tax Liability. The Company may withhold from any payment of benefits
     -------------
     hereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

                                    EXHIBIT I

                                    TITLES AS OF 1 NOVEMBER 1996                        OFFICER SINCE
                                                 ---------------                        -------------
Hans W. Becherer                    Chairman & COO & CEO                                          26 Apr 1977

Bernard L. Hardiek                  President, Worldwide Ag. Equipment Division                   26 Aug 1987

Ferdinand F. Korndorf               President, Worldwide Commercial &                             23 Sep 1991
                                    Consumer Equipment Division

John K. Lawson                      Sr. VP, Engineering,                                          27 Feb 1985
                                    Information & Technology

Eugene L. Schotanus                 Executive VP Financial Services                    29 Jan 1974  (Retired)

Joseph W. England                   Sr. VP, Worldwide Parts & Corp. Administration                29 Jan 1974

Pierre E. Leroy                     President, Worldwide Industrial Equipment Div.                12 Dec 1985

Michael S. Plunkett                 Sr., VP, Engineering, Technology & HR               29 Jan 1980 (Retired)

Frank S. Cottrell                   VP, General Counsel & Corporate Secretary                     26 Aug 1987

Robert W. Lane                      Sr. VP & CFO                                                  16 Jan 1996

John S. Gault                       former VP, Engr., Info, & Tech. GM, Harvester                 01 Jan 1994

Glen D. Gustafson                   former Comptroller Dir., Bus. Planning              28 Jul 1981 (Retired)

Robert W. Porter                    Sr. VP, North American Ag. Marketing                          16 Nov 1994

Adel A. Zakaria                     Sr. VP, Worldwide Ag Engr. & Mfg.                             01 Apr 1992

James D. White                      Sr. VP, Manufacturing                                         26 Aug 1987

Mark C. Rostvold                    Sr. VP, Worldwide Commercial &                                26 Aug 1987
                                    Consumer Equip. Division

Dennis E. Hoffmann                  President 05 Dec 1990
                                    John Deere Insurance                                            (Retired)

Michael P. Orr                      President 05 Dec 1990
                                    John Deere Credit Company

Richard J. VanBell                  President 16 Jan 1994
                                    John Deere Health Care                                          (Retired)